Exhibit 99
GE HealthCare Reports First Quarter 2023 Financial Results
•1Q Revenue growth of 8% year-over-year; Organic revenue* growth of 12%

•1Q Net income attributable to GE HealthCare of $372 million versus $389 million for the prior year, Adjusted EBIT* of $664 million versus $599 million

•1Q Diluted EPS was $0.41 versus $0.86 in the prior year, Adjusted EPS* was $0.85 versus $0.96

•Board of Directors declared a cash dividend of $0.03 per share for the first quarter of 2023

Chicago, IL – April 25, 2023 – GE HealthCare (Nasdaq: GEHC), a leading global precision care innovator, today reported financial results for the first quarter ended March 31, 2023.
GE HealthCare President and CEO Peter Arduini said, “We saw strong revenue growth across all of our business segments and regions as supply chain challenges eased. We continue to expect 5% to 7% Organic revenue growth* for 2023 given increased fulfillment and commercial execution. Price and productivity had a positive impact on our margin performance, positioning us well as we continue to invest in innovation and growth.”

First Quarter 2023 Total Financial Performance
•Revenues of $4.7 billion increased 8% reported and 12% on an Organic basis* year-over-year. Foreign exchange negatively impacted growth by 4%. Total company book-to-bill, defined as Total orders divided by Total revenues, was 1.01 times for the quarter, given strong revenue growth across all segments, led by Pharmaceutical Diagnostics (PDx) recurring sales.

•Net income attributable to GE HealthCare was $372 million versus $389 million for the prior year, and Adjusted EBIT* was $664 million versus $599 million.

•Net income margin was 7.9% versus 9.0% for the prior year, down 110 basis points (bps) primarily impacted by interest expense. Adjusted EBIT margin* was 14.1% versus 13.8%, up 30 bps driven by volume, partially offset by mix. Inflation and planned investments were mostly offset by price and productivity actions. Adjusted EBIT margin* for the first quarter of 2023 grew 150 bps versus our estimated 1Q’22 Standalone Adjusted EBIT margin*.

•Earnings per share (EPS) from continuing operations were $0.41 versus $0.86, down $0.45 from the prior year due to a noncontrolling interest redemption of preferred stock. Adjusted EPS* was $0.85 versus $0.96, down $0.11 from the prior year due to incremental interest expense. Adjusted EPS* for the first quarter of 2023 grew $0.22 versus our estimated 1Q’22 Standalone Adjusted EPS*.

•Cash flow from operating activities was $468 million, flat year-over-year with working capital improvement, offset by incremental post-retirement benefit payments and interest. These items, coupled with increased capital expenditures, also impacted Free cash flow* of $325 million, which was down $46 million year-over-year.

* Non-GAAP financial measure.

First Quarter 2023 Segment Financial Performance

Imaging
•Revenues of $2.5 billion increased 8% reported and 12% on an Organic basis* year-over-year.
•Strong revenue growth was driven by Magnetic Resonance (MR) as well as Molecular Imaging and Computed Tomography (MICT), due to supply chain fulfillment improvements and new product introductions.
•Segment EBIT was $191 million versus $206 million for the prior year.
•Segment EBIT margin was 7.7% versus 8.9% for the prior year, as planned investments and mix outweighed higher volume; productivity and pricing initiatives more than offset inflation.
Ultrasound
•Revenues of $859 million increased 5% reported and 10% on an Organic basis* year-over-year.
•Solid revenue growth in cardiovascular, general imaging, and women's health products, with new product introductions and improving supply chain on backlog fulfillment.
•Segment EBIT was $207 million versus $192 million for the prior year.
•Segment EBIT margin was 24.1% versus 23.6% for prior year, improved through productivity, price, and volume, partially offset by inflation and planned investments, including Caption Health acquisition.
Patient Care Solutions
•Revenues of $781 million increased 9% reported and 11% on an Organic basis* year-over-year.
•Continued strong revenue growth with improved fulfillment, supply chain resiliency actions, and price.
•Segment EBIT was $109 million versus $65 million for the prior year.
•Segment EBIT margin was 14.0% versus 9.1% for the prior year, improved through productivity, price, and volume, partially offset by inflationary pressure and planned investments.
Pharmaceutical Diagnostics
•Revenues of $558 million increased 15% reported and 19% on an Organic basis* year-over-year.
•Strong revenue growth driven by price and volume.
•Segment EBIT of $155 million versus $138 million for the prior year.
•Segment EBIT margin was 27.8% versus 28.5% for the prior year, impacted by raw material inflation and planned investments, partially offset by price, volume, and productivity.

Growth and Innovation
•GE HealthCare’s CARESCAPE Canvas Patient Monitoring Platform Receives FDA Clearance.
•Advancing Precision Care: GE HealthCare’s New Innovative Solution Helps Expand Interventional CT Access with IMACTIS.
•Advantus Health Partners and GE HealthCare Announce Multi-Year Agreement to Expand Access to Healthcare Technology Management Services.
•GE HealthCare to Acquire Caption Health, Expanding Ultrasound to Support New Users.
•Embo ASSIST AI software receives 510(k) clearance from the FDA on March 23, 2023 - only 120 days after the initial filing and its launch in fourth quarter 2022.

* Non-GAAP financial measure.

2023 Guidance
Today, the Company reaffirmed its guidance for full year 2023:
•Organic revenue growth* in the range of 5% to 7% year-over-year.
•Adjusted EBIT margin* in the range of 15.0% to 15.5%, reflecting an expansion of 50 to 100 basis points versus 2022 Standalone Adjusted EBIT margin* of 14.5%.
•Adjusted effective tax rate (ETR)* in the range of 23% to 25%.
•Adjusted EPS* in the range of $3.60 to $3.75, representing 7% to 11% growth. This compares to 2022 Standalone Adjusted EPS* of $3.38.
•Free cash flow conversion* of 85% or more for the full year. The Company's cash flow outlook assumes that the legislation requiring R&D capitalization for tax purposes is repealed or deferred beyond 2023. The Free cash flow* impact of this legislation is up to 10 points of Free cash flow conversion* for the year.

The Company provides its outlook on a non-GAAP basis. Refer to the Non-GAAP Financial Measures in Outlook section below for more details.

Initiation of Dividend for Common Stockholders
The Board of Directors of GE HealthCare declared today a cash dividend of $0.03 per share on the Company’s common stock for the first quarter of 2023. Shareholders of record as of the close of business on May 23, 2023 will be eligible to receive the dividend, which will be payable on June 15, 2023.

* Non-GAAP financial measure.

Condensed Consolidated and Combined Statements of Income (Unaudited)
	For the three months ended March 31
(In millions, except per share amounts)	2023	2022
Sales of products	$3,131	$2,787
Sales of services	1,576	1,556
Total revenues	4,707	4,343
Cost of products	2,037	1,914
Cost of services	779	751
Gross profit	1,891	1,678
Selling, general, and administrative	1,062	931
Research and development	270	238
Total operating expenses	1,332	1,169
Operating income	559	509
Interest and other financial charges – net	136	4
Non-operating benefit (income) costs	(115)	(2)
Other (income) expense – net	(8)	(26)
Income from continuing operations before income taxes	546	533
Benefit (provision) for income taxes	(163)	(131)
Net income	383	402
Net (income) attributable to noncontrolling interests	(11)	(13)
Net income attributable to GE HealthCare	372	389
Deemed preferred stock dividend of redeemable noncontrolling interest	(183)	—
Net income attributable to GE HealthCare common stockholders	$189	$389

Earnings per share:
Basic earnings per share	$0.42	$0.86
Diluted earnings per share	$0.41	$0.86
Weighted-average number of shares outstanding:
Basic	454	454
Diluted	457	454

* Non-GAAP financial measure.

Condensed Consolidated and Combined Statements of Financial Position (Unaudited)
	As of
(In millions, except share and per share amounts)	March 31, 2023	December 31, 2022
Cash, cash equivalents, and restricted cash	$2,327	$1,445
Receivables – net of allowances of $91 and $91	3,373	3,295
Due from related parties	31	17
Inventories	2,256	2,155
Contract and other deferred assets	983	989
All other current assets	634	417
Current assets	9,604	8,318
Property, plant, and equipment – net	2,327	2,314
Goodwill	12,924	12,813
Other intangible assets – net	1,494	1,520
Deferred income taxes	4,336	1,550
All other assets	1,952	1,024
Total assets	$32,637	$27,539
Short-term borrowings	$5	$15
Accounts payable	2,977	2,944
Due to related parties	186	146
Contract liabilities	2,031	1,896
All other current liabilities	3,037	2,190
Current liabilities	8,236	7,191
Long-term borrowings	10,234	8,234
Compensation and benefits	5,372	549
Deferred income taxes	64	370
All other liabilities	1,834	1,603
Total liabilities	25,740	17,947
Commitments and contingencies
Redeemable noncontrolling interests	201	230
Common stock, par value $0.01 per share, 1,000,000,000 shares authorized, 454,617,131 shares issued and outstanding as of March 31, 2023; 100 shares issued and outstanding as of December 31, 2022	5	—
Additional paid-in capital	6,425	—
Retained earnings	185	—
Net parent investment	—	11,235
Accumulated other comprehensive income (loss) – net	75	(1,878)
Total equity attributable to GE HealthCare	6,690	9,357
Noncontrolling interests	6	5
Total equity	6,696	9,362
Total liabilities, redeemable noncontrolling interests, and equity	$32,637	$27,539

* Non-GAAP financial measure.

Condensed Consolidated and Combined Statements of Cash Flows (Unaudited)
	For the three months ended March 31
(In millions)	2023	2022
Net income	$383	$402
Adjustments to reconcile Net income to Cash from (used for) operating activities
Depreciation and amortization of property, plant, and equipment	61	56
Amortization of intangible assets	96	103
Net periodic postretirement benefit plan (income) expense	(101)	3
Postretirement plan contributions	(91)	(6)
Provision for income taxes	163	131
Share-based compensation	24	19
Cash paid during the year for income taxes	(102)	(203)
Cash paid during the year for interest	(42)	—
Changes in operating assets and liabilities, excluding the effects of acquisitions and dispositions:
Receivables	(22)	(139)
Due from related parties	5	(5)
Inventories	(122)	(244)
Contract and other deferred assets	12	(34)
Accounts payable	87	319
Due to related parties	6	16
Contract liabilities	119	77
All other operating activities	(8)	(27)
Cash from (used for) operating activities	468	468
Cash flows – investing activities
Additions to property, plant, and equipment	(143)	(100)
Dispositions of property, plant, and equipment	—	3
Purchases of businesses, net of cash acquired	(127)	—
All other investing activities	4	(3)
Cash from (used for) investing activities	(266)	(100)
Cash flows – financing activities
Net increase (decrease) in borrowings (maturities of 90 days or less)	(9)	2
Newly issued debt, net of debt issuance costs (maturities longer than 90 days)	2,000	—
Repayments and other reductions (maturities longer than 90 days)	(6)	(1)
Net transfers (to) from GE	(1,317)	(391)
All other financing activities	5	(30)
Cash from (used for) financing activities	673	(420)
Effect of foreign currency rate changes on cash, cash equivalents, and restricted cash	8	(3)
Increase (decrease) in cash, cash equivalents, and restricted cash	883	(55)
Cash, cash equivalents, and restricted cash at beginning of year	1,451	561
Cash, cash equivalents, and restricted cash as of March 31	$2,334	$506

* Non-GAAP financial measure.

Non-GAAP Financial Measures
The non-GAAP financial measures presented in this press release are supplemental measures of GE HealthCare’s performance and its liquidity that the Company believes will help investors understand its financial condition, cash flows, and operating results and assess its future prospects. The Company believes that presenting these non-GAAP financial measures, in addition to the corresponding U.S. GAAP financial measures, are important supplemental measures that exclude non-cash or other items that may not be indicative of or related to its core operating results and the overall health of the Company. These non-GAAP financial measures provide investors greater transparency to the information used by management for its operational decision-making and allow investors to see results “through the eyes of management.” The Company believes that providing this information assists investors in understanding its operating performance and the methodology used by management to evaluate and measure such performance. When read in conjunction with the Company’s U.S. GAAP results, these non-GAAP financial measures provide a baseline for analyzing trends in the Company’s underlying businesses and can be used by management as one basis for making financial, operational, and planning decisions. Finally, these measures are often used by analysts and other interested parties to evaluate companies in the Company’s industry.
Management recognizes that these non-GAAP financial measures have limitations, including that they may be calculated differently by other companies or may be used under different circumstances or for different purposes, thereby affecting their comparability from company to company. In order to compensate for these and the other limitations, management does not consider these measures in isolation from or as alternatives to the comparable financial measures determined in accordance with U.S. GAAP. Readers should review the reconciliations and should not rely on any single financial measure to evaluate the Company's business.

The Company defines these non-GAAP financial measures as:
•Organic revenue: Total revenues excluding the effects of: (1) net sales from recent acquisitions and divestitures with less than a full year of comparable net sales; and (2) foreign currency exchange rate fluctuations in order to present revenue on a constant currency basis.
•Organic revenue growth rate: Rate of change when comparing Organic revenue, period over period.
•Adjusted EBIT: Net income attributable to GE HealthCare excluding the effects of: (1) Interest and other financial charges – net; (2) Non-operating benefit (income) costs; (3) Provision (benefit) for income taxes; (4) Income (loss) from discontinued operations, net of taxes; (5) Net (income) loss attributable to noncontrolling interests; (6) restructuring costs; (7) acquisition, disposition related charges (benefits); (8) Spin-Off and separation costs; (9) (gain)/loss of business dispositions/divestments; (10) amortization of acquisition related intangible assets; and (11) investment revaluation (gain)/loss. In addition, the Company may from time to time consider excluding other nonrecurring items to enhance comparability between periods.
•Adjusted EBIT margin: Adjusted EBIT divided by Total revenues for the same period.
•Standalone Adjusted EBIT: Adjusted EBIT including the effects of recurring and on-going costs to operate new functions required for a standalone company that management believes provide a better depiction of the operations of GE HealthCare as a standalone company.
•Standalone Adjusted EBIT margin: Standalone Adjusted EBIT divided by Total revenues for the same period.

The Company believes Adjusted EBIT, Adjusted EBIT margin, Standalone Adjusted EBIT, and Standalone Adjusted EBIT margin provide management and investors with additional understanding of its business by highlighting the results from ongoing operations and the underlying profitability factors. These metrics exclude interest expense, interest income, and tax expense, as well as unique and/or non-cash items, that can have a material impact on the Company’s results. The Company believes this provides additional insight into how its businesses are performing, on

* Non-GAAP financial measure.

a normalized basis. However, these non-GAAP financial measures should not be construed as inferring that the Company’s future results will be unaffected by the items for which the measure adjusts.

•Adjusted net income: Net income attributable to GE HealthCare excluding (1) Non-operating benefit (income) costs; (2) restructuring costs; (3) acquisition, disposition related charges (benefits); (4) Spin-Off and separation costs; (5) (gain)/loss of business dispositions/divestments; (6) amortization of acquisition-related intangible assets; (7) investment revaluation (gain)/loss; (8) tax effect of reconciling items (items 1-7); (9) certain tax adjustments as described in Adjusted tax expense definition below and (10) Income (loss) from discontinued operations, net of taxes. In addition, the Company may from time to time consider disclosing other nonrecurring items to enhance comparability between periods.
•Adjusted EPS: Diluted earnings per share from continuing operations excluding the per share impact of: (1) deemed preferred stock dividend of redeemable noncontrolling interest, (2) Non-operating benefit (income) costs; (3) restructuring costs; (4) acquisition, disposition related charges (benefits); (5) Spin-Off and separation costs; (6) (gain)/loss of business dispositions/divestments; (7) amortization of acquisition-related intangible assets; (8) investment revaluation (gain)/loss; (9) tax effect of reconciling items (items 1-8); and (10) certain tax adjustments as described in Adjusted tax expense definition below.
•Standalone Adjusted EPS: Adjusted EPS including the per share impact of the effects of recurring and on-going costs to operate new functions required for a standalone company and interest expense associated with third party debt that management believes provide a better depiction of the operations of GE HealthCare as a standalone company.

The Company believes Adjusted net income, Adjusted EPS, and Standalone Adjusted EPS provide investors with improved comparability of underlying operating results and a further understanding and additional transparency regarding how it evaluates the business. These non-GAAP financial measures also provide management and investors with additional perspective regarding the impact of certain significant items on the Company’s condensed consolidated and combined earnings. However, they should not be construed as inferring that the Company’s future results will be unaffected by the items for which the measure adjusts.

•Adjusted tax expense and Adjusted effective tax rate (ETR): Adjusted tax expense is Income tax expense less the income tax related to pre-tax income adjustments above and certain income tax adjustments. Examples of certain income tax adjustments include the accrual of a deferred tax liability on the prior period earnings of certain of our foreign subsidiaries for which we are no longer permanently reinvested. Adjusted ETR is Adjusted tax expense divided by Income before income taxes less pre-tax income adjustments above. Adjusted tax expense and Adjusted ETR can be used by investors to review the income tax expense and effective tax rate for the Company’s operations on a consistent basis.
•Free cash flow: Cash from (used for) operating activities - continuing operations adjusting for the effects of (1) additions to PP&E and internal-use software; (2) dispositions of PP&E; and (3) impact of factoring programs.
•Free cash flow conversion: Free cash flow divided by Adjusted net income.

The Company believes that Free cash flow and Free cash flow conversion provide management and investors with important measures of the Company's ability to generate cash on a normalized basis. These metrics also provide insight into the Company’s flexibility to allocate capital, including reinvesting in the company for future growth, paying down debt, paying dividends, and pursuing other opportunities that may enhance stockholder value. The Company believes investors may find it useful to compare Free cash flow performance without the effects of the factoring program discontinuation. However, they should not be construed as inferring that the Company’s future results will be unaffected by the items for which the measure adjusts.

* Non-GAAP financial measure.

Organic Revenue*
	For the three months ended March 31
($ In millions)	2023	2022	% change
Imaging revenues	$2,496	$2,311	8%
Less: Acquisitions(a)	—	—
Less: Dispositions(b)	—	—
Less: Foreign currency exchange	(98)	—
Imaging Organic revenue*	$2,594	$2,311	12%
Ultrasound revenues	$859	$815	5%
Less: Acquisitions(a)	—	—
Less: Dispositions(b)	—	—
Less: Foreign currency exchange	(40)	—
Ultrasound Organic revenue*	$899	$815	10%
PCS revenues	$781	$716	9%
Less: Acquisitions(a)	—	—
Less: Dispositions(b)	—	—
Less: Foreign currency exchange	(17)	—
PCS Organic revenue*	$798	$716	11%
PDx revenues	$558	$484	15%
Less: Acquisitions(a)	—	—
Less: Dispositions(b)	—	—
Less: Foreign currency exchange	(19)	—
PDx Organic revenue*	$577	$484	19%
Other revenues	$13	$17	(24)%
Less: Acquisitions(a)	—	—
Less: Dispositions(b)	—	—
Less: Foreign currency exchange	—	—
Other Organic revenue*	$13	$17	(24)%
Total revenues	$4,707	$4,343	8%
Less: Acquisitions(a)	—	—
Less: Dispositions(b)	—	—
Less: Foreign currency exchange	(174)	—
Organic revenue*	$4,881	$4,343	12%
(a)Represents revenues attributable to acquisitions from the date we completed the transaction through the end of four quarters following the transaction.
(b)Represents revenues attributable to dispositions for the four quarters preceding the disposition date.

* Non-GAAP financial measure.

Free Cash Flow*
	For the three months ended March 31
($ In millions)	2023	2022	% change
Cash from (used for) operating activities – continuing operations	$468	$468	—%
Add: Additions to PP&E and internal-use software	(143)	(100)
Add: Dispositions of PP&E	—	3
Free cash flow*	325	371	(12)%

Unaudited Net Income to Adjusted EBIT* and Standalone Adjusted EBIT (estimated)*
	For the three months ended March 31
($ In millions)	2023	2022	% change
Net income attributable to GE HealthCare	$372	$389	(4)%
Add: Interest and other financial charges - net	136	4
Add: Non-operating benefit (income) costs	(115)	(2)
Less: Benefit (provision) for income taxes	(163)	(131)
Less: Net (income) attributable to noncontrolling interests	(11)	(13)
EBIT*	$567	$534	6%
Add: Restructuring costs(a)	12	12
Add: Acquisition and disposition related charges (benefits)(b)	1	15
Add: Spin-Off and separation costs(c)	58	—
Add: (Gain)/loss of business dispositions/divestments(d)	—	(3)
Add: Amortization of acquisition-related intangible assets	31	33
Add: Investment revaluation (gain)/loss(e)	(5)	8
Adjusted EBIT*	$664	$599	11%
Less: Estimated standalone costs(f)	—	50
Less: Estimated incremental interest expense(g)	—	—
Less: Estimated tax effect of reconciling items(h)	—	—
Standalone Adjusted EBIT* (estimate)	$664	$549	21%
Net income margin	7.9%	9.0%	(110) bps
Adjusted EBIT margin*	14.1%	13.8%	30 bps
Standalone Adjusted EBIT margin* (estimate)	14.1%	12.6%	150 bps
(a) Consists of severance, facility closures, and other charges associated with restructuring programs.
(b) Consists of legal, consulting, and other transaction and integration fees, and adjustments to contingent consideration, as well as other purchase accounting related charges and other costs directly related to the transactions.
(c) Costs incurred in the Spin-Off and separation from GE, including system implementations, audit and advisory fees, legal entity separation, Founders Grant equity awards, and other one-time costs.
(d) Consists of gains and losses resulting from the sale of assets and investments.
(e) Primarily relates to valuation adjustments for equity investments.
(f) Estimated 1Q’22 expense of recurring and ongoing costs required to operate new functions required for a public company such as external reporting, internal audit, treasury, investor relations, board of directors and officers, stock administration, and expanding the services of existing functions such as information technology, finance, supply chain, human resources, legal, tax, facilities, branding, security, government relations, community outreach, and insurance.
(g) Estimated 1Q’22 additional interest expense related to the GE HealthCare debt issuances on November 22nd, 2022 and the draw down of the term loan on January 3rd, 2023, the amortization of original issue discount and deferred, debt issuance costs, and certain Euro to U.S. Dollar cross currency interest rate swap arrangements with a notional amount of $2.0 billion. Interest expense was calculated assuming constant debt levels throughout the periods.

* Non-GAAP financial measure.

(h) Estimated 1Q'22 tax effect was determined by applying the respective statutory tax rates to the pre-tax adjustments, as appropriate, in jurisdictions where valuation allowances were not required. The applicable tax rates could be impacted (either higher or lower) depending on many factors including, but not limited to, the profitability in local jurisdictions and may be different from the estimate.

Unaudited Net Income to Adjusted Net Income* and Standalone Adjusted Net Income (estimated)*
	For the three months ended March 31
($ In millions)	2023	2022	% change
Net income attributable to GE HealthCare	$372	$389	(4)%
Add: Non-operating benefit (income) costs	(115)	(2)
Add: Restructuring costs(a)	12	12
Add: Acquisition and disposition related charges (benefits)(b)	1	15
Add: Spin-Off and separation costs(c)	58	—
Add: (Gain)/loss of business dispositions/divestments(d)	—	(3)
Add: Amortization of acquisition-related intangible assets	31	33
Add: Investment revaluation (gain)/loss(e)	(5)	8
Add: Tax effect of reconciling items	4	(15)
Add: Certain tax adjustments(f)	30	—
Adjusted net income*	$388	$437	(11)%
Less: Estimated standalone costs(g)	—	50
Less: Estimated incremental interest expense(h)	—	145
Less: Estimated tax effect of reconciling items(i)	—	(45)
Standalone Adjusted net income* (estimate)	$388	$287	35%
Adjusted net income margin*	8.2%	10.1%	(190) bps
Standalone Adjusted net income margin* (estimate)	8.2%	6.6%	160 bps
(a) Consists of severance, facility closures, and other charges associated with restructuring programs.
(b) Consists of legal, consulting, and other transaction and integration fees, and adjustments to contingent consideration, as well as other purchase accounting related charges and other costs directly related to the transactions.
(c) Costs incurred in the Spin-Off and separation from GE, including system implementations, audit and advisory fees, legal entity separation, Founders Grant equity awards, and other one-time costs.
(d) Consists of gains and losses resulting from the sale of assets and investments.
(e) Primarily relates to valuation adjustments for equity investments.
(f) Consists of certain income tax adjustments, including the accrual of a deferred tax liability on the prior period earnings of certain of our foreign subsidiaries for which we are no longer permanently reinvested.
(g) Estimated 1Q’22 expense of recurring and ongoing costs required to operate new functions required for a public company such as external reporting, internal audit, treasury, investor relations, board of directors and officers, stock administration, and expanding the services of existing functions such as information technology, finance, supply chain, human resources, legal, tax, facilities, branding, security, government relations, community outreach, and insurance.
(h) Estimated 1Q’22 additional interest expense related to the GE HealthCare debt issuances on November 22nd, 2022 and the draw down of the term loan on January 3rd, 2023, the amortization of original issue discount and deferred, debt issuance costs, and certain Euro to U.S. Dollar cross currency interest rate swap arrangements with a notional amount of $2.0 billion. Interest expense was calculated assuming constant debt levels throughout the periods.
(i) Estimated 1Q'22 tax effect was determined by applying the respective statutory tax rates to the pre-tax adjustments, as appropriate, in jurisdictions where valuation allowances were not required. The applicable tax rates could be impacted (either higher or lower) depending on many factors including, but not limited to, the profitability in local jurisdictions and may be different from the estimate.

* Non-GAAP financial measure.

Unaudited Diluted Continuing Earnings Per Share to Adjusted Earnings Per Share* and Standalone Adjusted Earnings Per Share (estimated)*
	For the three months ended March 31
(In dollars, except shares outstanding presented in millions)	2023	2022	$ change
Diluted earnings per share – continuing operations	$0.41	$0.86	$(0.45)
Add: Deemed preferred stock dividend of redeemable noncontrolling interest	0.40	—
Add: Non-operating benefit (income) costs	(0.25)	(0.00)
Add: Restructuring costs(a)	0.03	0.03
Add: Acquisition and disposition related charges (benefits)(b)	0.00	0.03
Add: Spin-Off and separation costs(c)	0.13	—
Add: (Gain)/loss of business dispositions/divestments(d)	—	(0.01)
Add: Amortization of acquisition-related intangible assets	0.07	0.07
Add: Investment revaluation (gain)/loss(e)	(0.01)	0.02
Add: Tax effect of reconciling items	0.01	(0.03)
Add: Certain tax adjustments(f)	0.07	—
Adjusted earnings per share*	$0.85	$0.96	$(0.11)
Less: Estimated standalone costs(g)	—	0.11
Less: Estimated incremental interest expense(h)	—	0.32
Less: Estimated tax effect of reconciling items(i)	—	(0.10)
Standalone Adjusted earnings per share* (estimate)(j)	$0.85	$0.63	$0.22
Diluted weighted-average shares outstanding	457	454
(a) Consists of severance, facility closures, and other charges associated with restructuring programs.
(b) Consists of legal, consulting, and other transaction and integration fees, and adjustments to contingent consideration, as well as other purchase accounting related charges and other costs directly related to the transactions.
(c) Costs incurred in the Spin-Off and separation from GE, including system implementations, audit and advisory fees, legal entity separation, Founders Grant equity awards, and other one-time costs.
(d) Consists of gains and losses resulting from the sale of assets and investments.
(e) Primarily relates to valuation adjustments for equity investments.
(f) Consists of certain income tax adjustments, including the accrual of a deferred tax liability on the prior period earnings of certain of our foreign subsidiaries for which we are no longer permanently reinvested.
(g) Estimated 1Q’22 expense of recurring and ongoing costs required to operate new functions required for a public company such as external reporting, internal audit, treasury, investor relations, board of directors and officers, stock administration, and expanding the services of existing functions such as information technology, finance, supply chain, human resources, legal, tax, facilities, branding, security, government relations, community outreach, and insurance.
(h) Estimated 1Q’22 additional interest expense related to the GE HealthCare debt issuances on November 22nd, 2022 and the draw down of the term loan on January 3rd, 2023, the amortization of original issue discount and deferred, debt issuance costs, and certain Euro to U.S. Dollar cross currency interest rate swap arrangements with a notional amount of $2.0 billion. Interest expense was calculated assuming constant debt levels throughout the periods.
(i) Estimated 1Q'22 tax effect was determined by applying the respective statutory tax rates to the pre-tax adjustments, as appropriate, in jurisdictions where valuation allowances were not required. The applicable tax rates could be impacted (either higher or lower) depending on many factors including, but not limited to, the profitability in local jurisdictions and may be different from the estimate.
(j) Adjusted earnings per share* and estimated Standalone Adjusted earnings per share* amounts are computed independently, thus, the sum of per-share amounts may not equal the total.

* Non-GAAP financial measure.

Non-GAAP Financial Measures in Outlook
GE HealthCare calculates forward-looking non-GAAP financial measures, including Organic revenue growth, Adjusted EBIT margin, Adjusted ETR, Adjusted EPS, and Free cash flow conversion based on internal forecasts that omit certain amounts that would be included in GAAP financial measures. GE HealthCare does not provide reconciliations of these forward-looking non-GAAP financial measures to the respective GAAP metrics as it is unable to predict with reasonable certainty and without unreasonable effort certain items such as the impact of changes in currency exchange rates, impacts associated with business acquisitions or dispositions, timing and magnitude of restructuring activities, and revaluation of strategic investments, amongst other items. The timing and amounts of these items are uncertain and could have a substantial impact on GE HealthCare’s results in accordance with GAAP.

Conference Call and Webcast Information
GE HealthCare will discuss its results during its investor conference call today, April 25, 2023 at 8:00am ET. The conference call will be broadcast live via webcast, and the webcast and accompanying slide presentation containing financial information can be accessed by visiting the investor section of the website at https://investor.gehealthcare.com/news-events/events. An archived version of the webcast will be available on the website after the call.
Forward-looking Statements
This release contains forward-looking statements. These forward-looking statements might be identified by words, and variations of words, such as “will,” “expect,” “may,” “would,” “could,” “plan,” “believe,” “anticipate,” “intend,” “estimate,” “potential,” “position,” “forecast,” “target,” “guidance,” “outlook,” and similar expressions. These forward-looking statements may include, but are not limited to, statements about the Company’s expected financial performance, including revenue, profit, taxes, earnings per share, and cash flows, and the Company’s outlook; operational improvements; demand; and the Company’s strategy, innovation, and investments. These forward-looking statements involve risks and uncertainties, many of which are beyond the Company’s control. Factors that could cause the Company’s actual results to differ materially from those described in its forward-looking statements include, but are not limited to, operating in highly competitive markets; the actions or inactions of third parties with whom the Company partners and the various collaboration, licensing, and other partnerships and alliances the Company has with third parties; demand for the Company’s products, services, or solutions and factors that affect that demand; management of the Company’s supply chain and the Company’s ability to cost-effectively secure the materials it needs to operate its business; disruptions in the Company’s operations; changes in third-party and government reimbursement processes, rates, contractual relationships, and mix of public and private payers; the Company's ability to attract and/or retain key personnel and qualified employees; the global COVID-19 pandemic and its effects on the Company’s business; maintenance and protection of the Company’s intellectual property rights; the impact of potential information technology, cybersecurity or data security breaches; compliance with the various legal, regulatory, tax, and other laws to which the Company is subject and related changes, claims, or actions; the Company's ability to control increases in healthcare costs and any subsequent effect on demand for the Company's products, services, or solutions; the impact of potential product liability claims; environmental, social, and governance matters; the Company’s ability to successfully complete strategic transactions; the Company’s ability to operate effectively as an independent, publicly-traded company and achieve the benefits the Company expects from its spin-off from General Electric Company; and the incurrence of substantial indebtedness in connection with the spin-off and any related effect on the Company’s business. Please also see the “Risk Factors” section of the Company’s Form 10-K filed with the U.S. Securities and Exchange Commission and any updates or amendments it makes in future filings. There may be other factors not presently known to the Company or which it currently considers to be immaterial that could cause the Company’s actual results to differ materially from those projected in any forward-looking statements the Company makes. The Company does not undertake any obligation to update or revise its forward-looking statements except as required by applicable law or regulation.

* Non-GAAP financial measure.

About GE HealthCare Technologies Inc.
GE HealthCare is a leading global medical technology, pharmaceutical diagnostics, and digital solutions innovator, dedicated to providing integrated solutions, services, and data analytics to make hospitals more efficient, clinicians more effective, therapies more precise, and patients healthier and happier. Serving patients and providers for more than 100 years, GE HealthCare is advancing personalized, connected, and compassionate care, while simplifying the patient’s journey across the care pathway. Together our Imaging, Ultrasound, Patient Care Solutions, and Pharmaceutical Diagnostics businesses help improve patient care from diagnosis, to therapy, to monitoring. We are an $18.3 billion business with 50,000 employees working to create a world where healthcare has no limits.
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Investor Relations Contact:
Carolynne Borders
+1-631-662-4317
carolynne.borders@gehealthcare.com

Media Contact:
Tor Constantino
+1-585-441-1658
tor.constantino@gehealthcare.com

* Non-GAAP financial measure.